PRESS RELEASE

FOR:              STRATASYS, INC.

CONTACT:          S. Scott Crump, Chairman and CEO
                  Tom Stenoien, Chief Financial Officer
                  (952) 937-3000 www.Stratasys.com

                              FOR IMMEDIATE RELEASE

              STRATASYS ANNOUNCES RECORD 2003 REVENUE AND EARNINGS

              Growth driven by powerful product continuum strategy

                                    - - - - -

MINNEAPOLIS, February 18, 2004 - Stratasys, Inc. (Nasdaq: SSYS) today announced a major milestone by reporting the highest full-year revenues and earnings in the company's history for the year ended December 31, 2003, while building a significant order backlog. Net income approximately doubled over the prior year. The company's execution of its product continuum strategy related to addressing needs at the high and low ends of the rapid prototyping (RP) market helped achieve this record revenue. The company's low-priced Dimension 3D Printer drove the success of this strategy, with Dimension unit shipments rising more than 65% over the prior year.

         The company reported record revenues of $50.9 million for 2003, up 28% from $39.8 million for the prior year. Net income rose 98% to $6.2 million, or $0.64 per diluted share, for 2003, from $3.1 million, or $0.37 per diluted share, for the prior year. All per share amounts are adjusted to give effect to the Company's 3 for 2 stock split in December 2003. Gross profit margin grew to 64.4% for the year. Year-over-year total unit system shipments rose approximately 51% to 691 units for 2003. System backlog grew 40% to $4.5 million at the end of 2003 compared to $3.2 million at the end of 2002.

         Revenues grew 35% to $15.2 million for the fourth quarter ended December 31, 2003, from $11.3 million for the comparable period in 2002. Net income was reported at $1.5 million, or $0.14 per diluted share for the fourth quarter of 2003, compared with $1.6 million, or $0.19 per diluted share, for the fourth quarter of 2002.

STRATASYS REPORTS/2

System backlog grew $1.8 million, or 66%, to $4.5 million at the end of the fourth quarter compared to $2.7 million in the prior quarter. Total system shipments increased more than 60% to 226 in the fourth quarter of 2003 versus 141 in the fourth quarter of the prior year. This also compares favorably to the 185 total systems shipped in the third quarter of 2003.

         Net income for the fourth quarter was reduced by approximately $500,000, or $0.06 per share, resulting from a year-to-date adjustment to the tax rate to reflect significantly higher operating income for the year than originally projected in the first three quarters. The adjustment of the tax benefit of the foreign sales corporation exclusion, R&D tax benefits and credits both being less than anticipated, and the elimination of the estimated tax benefit resulting from disqualifying dispositions of shares acquired through the exercise of stock options which should have been included in paid-in capital.

          "Stratasys had a great year in 2003, especially when you consider the difficult global economy. Once again, we are proud to report record profits, revenues and order backlog for 2003, a very healthy balance sheet, a strong cash position, and no debt," said Scott Crump, chairman and chief executive officer of Stratasys.

         "2003 was the year when our product solution continuum strategy, which was laid out two years ago with the aggressive global pricing and launch of the Dimension 3D Printer, started to kick into gear and generate results. Our strategy of creating innovative products that meet the demands of customers worldwide at both the high and low end of the market has propelled Stratasys into a clear and strong market leadership position.

         "We're most excited about what we've accomplished at the low end of the market, as we continue to define and lead the 3D printing category with our innovative Dimension 3D Printer. This low-priced product has positioned us to take full advantage of the emerging half billion dollar global rapid prototyping/3D-printing industry going forward.

STRATASYS REPORTS/3

         "Low-priced, easy-to-use 3D printers enhance the investment many companies have already made in 3D solid CAD. Stratasys pioneered 3D printer output from CAD, and we were the first to commercially launch a desktop 3D printer. Now we are reaping the rewards as this new, high-volume desktop application explodes. There are currently more than 3 million 3D solid CAD engineering stations operating globally using 3D Printing and RP systems these stations generate more than 4 million prototype parts annually. We believe that a market exists for more than 500,000 3D printers at the right price. Currently, only about 11,000 RP systems are in the field globally, which represents an early majority, but less than 3 percent of the market potential. We truly believe that 3D printers will soon become as common in engineering offices as laser printers and ink jet printers are today and we're confident that we have a two-year lead over the competition to serve this exploding market.

         "At the end of 2003, we received a record $1.5 million order that included 50 Dimension 3D printers from Marubeni Solutions Corp., our Japanese Distributor, marking the largest single order in Stratasys' history. Stratasys has already shipped the majority of the units and will complete shipments for this order this month on schedule. Marubeni intends to ship these 50 units to end-users during the first quarter of this year.

         "To continue to serve and expand this growing low-end market, we just launched the Dimension SST, a low-priced 3D printer with an automated soluble support removal system. Concurrently, we lowered the price of our successful Dimension 3D Printer to $24,900. By expanding our family of 3D printers, we expect to capture more of this growing 3D printing market opportunity. We also expanded our Dimension reseller network during 2003, which now covers the globe and initiated powerful marketing programs to increase momentum and ensure that we are the solution of choice in the future.

STRATASYS REPORTS/4

         "In the productivity portion of our product offering, the expanding applications of our Titan product and the mid-year launch of our new Vantage product provided some growth to this segment, which we believe is outstanding given the down economy last year. We continued to enhance the functionality of our Titan product platform, improving part surface finish resolution by 30 percent and increasing part build speed by 54 percent. Additionally, we secured a successful distribution partnership with Objet Geometries to exclusively distribute the Eden333 in North America. Our ability to offer a variety of genuine production-grade plastic parts in the engineering office is allowing us to expand our position in rapid prototyping and the new field of rapid short-run manufacturing.

         "Moving forward, Stratasys is positioned for growth in 2004 as we continue to innovate and expand our product solution continuum to meet the needs of both small and large companies. And, as our products become more pervasive across multiple industries, we expect to continue to increase revenues from consumables. We believe that these factors position us for strong sales and profit growth in 2004," Crump concluded.

         The Company will hold a conference call to discuss fourth quarter and year-end results on February 18, 2004 at 8:30 a.m. Eastern Time. To access the call, dial 800-245-3043 or 785-832-1508 internationally. The conference I.D. is Stratasys. A recording of the call will be available for two weeks after the call ends. To access the recording, dial 800-562-3310 or 402-220-1132 internationally.

STRATASYS REPORTS/5

         Stratasys, Inc. is a worldwide provider of office prototyping and 3D printing solutions. The company manufactures rapid prototyping and 3D printing systems for automotive, aerospace, industrial, recreational, electronic, medical, consumer products OEM's, and education. The company's patented Fused Deposition Modeling (FDM) rapid prototyping processes create precision 3-dimensional plastic and wax prototyping parts directly from 3-D CAD systems. Stratasys holds more than 110 granted and pending patents worldwide focused on rapid prototyping. The company is located at 14950 Martin Drive, Eden Prairie, Minnesota 55344-2020 and www.Stratasys.com

                           (Financial Table to follow)

Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; these include the continued market acceptance and growth of our Dimension, Prodigy Plus, Maxum, Vantage, and Titan product lines; the size of the 3D Printing market; our ability to penetrate the 3D Printing market; our success in launching the Dimension SST, and the market acceptance of this product; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce and market new materials such as polyphenylsulfone and the market acceptance of this and other materials; the impact of competitive products and pricing; the timely development and acceptance of new products and materials; our ability to effectively and profitably market and distribute the Eden333; and the other risks detailed from time to time in our SEC Reports, including the reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2003, and Form 10-K for the year ended December 31, 2002.

This release is also available on the Stratasys Website at www.Stratasys.com The full Dimension SST 3D-printer release is also available at www.DimensionPrinting.com

STRATASYS, INC.

CONSOLIDATED BALANCE SHEETS

-----------------------------------------------------------------------------------------------------------
                                                                      December 31,          December 31,
                                                                          2003                  2002
                                                                     --------------------------------------
ASSETS

Current assets
    Cash and cash equivalents                                           $ 44,544,341          $ 14,193,590
    Short-term investments                                                   950,000
    Accounts receivable, less allowance for returns and
       doubtful accounts of $767,367 in 2003 and $537,374 in 2002         15,788,095            10,640,451
    Inventories                                                            6,423,658             6,537,446
    Net Investment in sales-type leases                                      398,207
    Prepaid expenses                                                       2,809,541               921,404
    Deferred income taxes                                                    146,000               126,000
                                                                     --------------------------------------
        Total current assets                                              71,059,842            32,418,891
                                                                     --------------------------------------


Property and equipment, net                                                6,544,663             5,937,200
                                                                     --------------------------------------

Other assets

    Intangible assets, net                                                 2,496,593             2,953,401
    Net investment in sales-type leases                                      888,367
    Deferred income taxes                                                  2,124,000             2,174,000
    Long-term investments                                                    625,000
    Other                                                                    361,761               116,995
                                                                     --------------------------------------
                                                                           6,495,721             5,244,396
                                                                     --------------------------------------

Total assets                                                            $ 84,100,226          $ 43,600,487
                                                                     --------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

    Mortgage payable, current portion                                            $ -              $ 61,572
    Accounts payable and other current liabilities                         4,940,055             4,141,635
    Unearned maintenance revenue                                           5,263,962             4,474,281
                                                                     --------------------------------------
        Total current liabilities                                         10,204,017             8,677,488

Long-term liability, mortgage payable, less current portion                                      2,156,790
                                                                     --------------------------------------

Total liabilities                                                         10,204,017            10,834,278
                                                                     --------------------------------------

Commitments and contingencies

Stockholders' equity

  Common stock, $.01 par value, authorized 15,000,000
shares;  issued 12,028,320 shares in 2003 and
    9,777,300 shares in 2002                                                 120,283                97,773
   Capital in excess of par value                                         69,924,093            34,992,822
   Retained earnings                                                      11,063,902             4,908,388
   Accumulated other comprehensive loss                                      (41,274)              (61,979)
   Less cost of treasury stock, 1,768,856 shares in 2003
     and 1,768,856 shares in 2002                                         (7,170,795)           (7,170,795)
                                                                     --------------------------------------
        Total stockholders' equity                                        73,896,209            32,766,209
                                                                     --------------------------------------

Total liabilities and stockholders' equity                              $ 84,100,226          $ 43,600,487
                                                                     --------------------------------------

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                            Three Months Ended December 31,      Twelve Months Ended December 31,
                                                            -------------------------------      --------------------------------
                                                               2003                 2002              2003               2002
------------------------------------------------------------------------------------------------------------------------------------
Sales                                                        $ 15,239,786         $ 11,271,417      $ 50,889,861       $ 39,807,889

Cost of goods sold                                              5,711,968            4,372,090        18,107,580         15,441,448
                                                          -------------------------------------  -----------------------------------

Gross profit                                                    9,527,818            6,899,327        32,782,281         24,366,441

Costs and expenses

     Research and development                                   1,262,988            1,076,136         5,047,207          4,687,673
     Selling, general and administrative                        5,570,991            4,214,721        18,992,636         16,065,320
                                                          -------------------------------------  -----------------------------------
                                                                6,833,979            5,290,857        24,039,843         20,752,993
                                                          -------------------------------------  -----------------------------------

Operating income                                                2,693,839            1,608,470         8,742,438          3,613,448
                                                          -------------------------------------  -----------------------------------

Other income (expense)

     Interest income                                              102,205               29,191           231,040            146,419
     Interest expense                                                (483)             (43,118)         (123,924)          (178,431)
     Foreign currency translation                                 236,433              186,866           342,877            320,448
     Other                                                        (29,742)                   -           (47,618)                 -
                                                          -------------------------------------  -----------------------------------
                                                                  308,413              172,939           402,375            288,436
                                                          -------------------------------------  -----------------------------------

 Income before income taxes                                     3,002,252            1,781,409         9,144,813          3,901,884

 Income taxes                                                   1,492,158              186,766         2,989,299            791,102
                                                          -------------------------------------  -----------------------------------

 Net income                                                   $ 1,510,094          $ 1,594,643       $ 6,155,514        $ 3,110,782
                                                          -------------------------------------  -----------------------------------

 Earnings per common share

        Basic                                                      $ 0.15               $ 0.20            $ 0.68             $ 0.39
                                                          -------------------------------------  -----------------------------------
        Diluted                                                    $ 0.14               $ 0.19            $ 0.64             $ 0.37
                                                          -------------------------------------  -----------------------------------

Weighted average number of common
  shares outstanding

        Basic                                                  10,231,461            7,961,330         9,050,668          8,005,193
                                                          -------------------------------------  -----------------------------------
        Diluted                                                10,797,182            8,373,518         9,679,435          8,392,304
                                                          -------------------------------------  -----------------------------------